EXHIBIT 99.5

Equity One 2003-2
Term
TRIGGER ON

------------------------------------
Severity                         50%
Lag                        12 months
------------------------------------
100% PPC (All-in), To Maturity, Forward Libor

Class M-1 (AA)
-----------------------------------------------------------
Approximate Balance     32,592,000 Delay                 24
Coupon                  at pricing Dated           4/1/2003
Settle                   4/30/2003 First Payment  5/25/2023
-----------------------------------------------------------

CDR >>>>>>>>>                      10                       12                        13                      13.6
Price                             Yield                    Yield                    Yield                     Yield
100                               4.904                    4.910                    4.914                     4.916
WAL                               8.42                     10.00                    11.22                     12.32
Mod Durn                          6.74                     7.71                      8.41                     8.98
Mod Convexity                     0.55                     0.74                      0.89                     1.03
Principal Window              Aug10 - Feb13            Aug11 - Sep15            Apr12 - Sep17             Oct12 - Jan23
Prcp Writedown                 0.00 (0.00%)             0.00 (0.00%)             0.00 (0.00%)              0.00 (0.00%)
Total Collat Loss         87,537,367.92 (17.46%)  110,393,220.48 (22.02%)   121,891,912.97 (24.31%)  129,300,129.78 (25.79%)


                      -----------------------
CDR >>>>>>>>>                  13.8                      13.9                      14
Price                          Yield                    Yield                     Yield
100                            4.853                    4.720                     4.569
WAL                            12.93                    13.08                     13.17
Mod Durn                       9.22                      9.27                     9.31
Mod Convexity                  1.11                      1.12                     1.13
Principal Window           Dec12 - Mar33            Jan13 - Mar33             Mar13 - Mar33
Prcp Writedown           502,283.25 (1.54%)      1,343,362.40 (4.12%)      2,198,047.20 (6.74%)
Total Collat Loss     131,584,923.60 (26.24%)   132,569,222.88 (26.44%)  133,554,570.66 (26.64%)
                      -----------------------

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